CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 48 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 12, 1999, relating to the financial statement and financial highlights for the years in the period ending August 31, 1999 appearing in the August 31, 2000 Annual Reports to Shareholders of Liberty Newport Japan Opportunities Fund (formerly Newport Japan Opportunities Fund), Liberty Newport Greater China Fund (formerly Newport Greater China Fund) and Stein Roe Small Cap Tiger Fund (formerly Newport Tiger Cub Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants/Auditors" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 27, 2000




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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 48 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 12, 2000, relating to the financial statements and financial highlights appearing in the August 31, 2000 Annual Report to Shareholders of Liberty Short Term Government Fund and Liberty Intermediate Government Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants/Auditors" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 27, 2000